UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2016
ALPHATEC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real, Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 431-9286
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
On September 1, 2016, Alphatec Holdings, Inc. (the “Company”) closed (the “Closing”) the previously announced sale of the Company’s international distribution operations and agreements (the “Globus Transaction”), including the Company’s wholly-owned subsidiaries in Japan, Brazil, Australia and Singapore and substantially all of the assets of the Company’s other sales operations in the United Kingdom and Italy, pursuant to a purchase and sale agreement, dated as of July 25, 2016 (as amended, the “Purchase and Sale Agreement”), with Globus Medical Ireland, Ltd. (the “Buyer”), a subsidiary of Globus Medical, Inc. (“Globus”).
Purchase and Sale Agreement Amendment
In connection with the Closing, on September 1, 2016, the Company and the Buyer entered into an amendment (the “PSA Amendment”) to the Purchase and Sale Agreement, pursuant to which, among other matters, Globus was given the right to market and sell certain additional products lines.
Globus Facility Agreement
At the Closing, the Company and Globus entered into a credit, security and guaranty agreement (the “Globus Facility Agreement”), pursuant to which Globus agreed to loan the Company up to $30 million, subject to the terms and conditions set forth in the Globus Facility Agreement. At the Closing, the Company made an initial draw of $25 million under the Globus Facility Agreement. The remaining amount may be advanced in up to two additional draws, each in an aggregate amount of no less than $2 million, as requested by the Company at any time prior to December 31, 2017.
As collateral for the Globus Facility Agreement, the Company granted Globus a first lien security interest in substantially all of its assets, other than accounts receivable and related assets, which will secure the Globus Facility Agreement on a second lien basis. The relative priorities with respect to collateral securing the Globus Facility Agreement and the Amended and Restated Credit, Security and Guaranty Agreement dated August 30, 2013 by and among the Company, Alphatec Spine, Inc., the other parties thereto and MidCap Funding IV, LLC (“MidCap”), as amended to date (the “MidCap Facility Agreement”) were set forth in the Intercreditor Agreement, dated as of the Closing, between the Buyer and MidCap.
Amendment to Credit Agreement
At the Closing, the Company and MidCap entered into an amendment to the MidCap Facility Agreement that: (a) permitted (i) the Globus Transaction, (ii) the release of Alphatec International LLC and Alphatec Pacific, Inc. as credit parties, (iii) the payment in full of all obligations to Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Special Situations International Master Fund, L.P. (collectively, “Deerfield”) under the Facility Agreement between the Company and Deerfield, dated as of March 17, 2014, as amended to date (the “Deerfield Facility Agreement”), and (iv) the incurrence of debt under the Globus Facility Agreement and the granting of liens in favor of Globus, (b) reduced the revolving credit commitment to $22.5 million and the term loan commitment to $5 million, (c) revised the existing financial covenant package, and (d) extended the commitment expiry date from December 31, 2016 to December 31, 2019. In connection with the prepayment of the term loan under the MidCap Facility Agreement, the Company incurred a prepayment fee of $615,000 payable to MidCap.
Product Manufacture and Supply Agreement
At the Closing, the Company and the Buyer also entered into a product manufacture and supply agreement (the “Supply Agreement”), pursuant to which the Company will supply to the Buyer certain of its implants and instruments (the “Products”), currently being offered for sale by the Company outside of the United States at agreed-upon prices. Pursuant to the Supply Agreement and as partial consideration for the Purchase and Sale Agreement, the Buyer will receive up to a $3.9 million credit to be applied against Product purchases pursuant to the Supply

Agreement during a six-month period commencing one month after the Closing, subject to certain restrictions. The Company will be responsible for ensuring that all of the Products delivered to the Buyer meet all agreed-upon specifications for such Products.
Additional information with respect to the Purchase and Sale Agreement, the Globus Facility Agreement and the Supply Agreement is available in the current report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on July 26, 2016, and is hereby incorporated by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, a copy of which is filed as Exhibit 2.1 to the current report on Form 8-K filed with the SEC on July 26, 2016, and the PSA Amendment, a copy of which is attached hereto as Exhibit 2.1, the Globus Facility Agreement, the MidCap Amendment and the Supply Agreement, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016.

Item 1.02.     Termination of a Material Definitive Agreement.
On September 1, 2016, in connection with the Closing, the Company repaid in full all amounts outstanding and due under the Deerfield Facility Agreement and terminated the Deerfield Facility Agreement. Pursuant to the Globus Facility Agreement and the MidCap Amendment, the Company made a final payment of $33.5 million to Deerfield, consisting of outstanding principal and accrued paid interest of $27.9 million, a prepayment premium of $5.6 million and other related fees and expenses. A description of the Deerfield Facility Agreement is included in Item 1.01 of the Current Report on Form 8-K filed by the Company on March 15, 2014 and is incorporated into this Item 1.02 by reference.

Item 2.01     Completion of Acquisition or Disposition of Assets.
On September 1, 2016, the Company closed the Globus Transaction. At the Closing, the Company received approximately $80 million in cash (the “Closing Payment”). The Company used approximately $65.9 million of the Closing Payment to repay in full all amounts outstanding and due under the Deerfield Facility Agreement and repay certain of its outstanding indebtedness under the MidCap Facility Agreement, in each case, including debt-related costs.
In connection with the Closing, the Company is filing herewith certain pro forma financial information related to the sale of the international distribution operations and agreements, which is attached hereto as Exhibit 99.2.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Closing, the Company’s employment of Mitsuo Asai, President of Alphatec Pacific, Inc., a wholly-owned subsidiary of the Company, terminated and he will continue as an employee of the Buyer.

Item 7.01.     Regulation FD Disclosure.

On September 1, 2016, the Company issued a press release announcing the Closing. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01     Financial Statements and Exhibits.
(b) Pro Forma Financial Information.

The Unaudited Pro Forma Financial Statements of the Company reflecting the Closing of the sale of the international business are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference:

i.	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2016.
ii.	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2016.
iii.	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2015.
iv.	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2014.
v.	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2013.

(d) Exhibits.

Exhibit No.	Description
2.1	First Amendment to Purchase and Sale Agreement, dated as of September 1, 2016, by and between Alphatec Holdings, Inc. and Globus Medical Ireland, Ltd.
99.1	Press Release, dated September 1, 2016
99.2
Unaudited pro forma condensed consolidated balance sheet as of June 30, 2016 and unaudited pro forma condensed consolidated statements of operations for the for the six months ended June 30, 2016 and the years ended December 31, 2015, December 31, 2014 and December 31, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC. (Registrant)

Date: September 8, 2016	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Senior Vice President

Exhibit Index

Exhibit No.	Description
2.1	First Amendment to Purchase and Sale Agreement, dated as of September 1, 2016, by and between Alphatec Holdings, Inc. and Globus Medical Ireland, Ltd.
99.1	Press Release, dated September 1, 2016
99.2
Unaudited pro forma condensed consolidated balance sheet as of June 30, 2016 and unaudited pro forma condensed consolidated statements of operations for the for the six months ended June 30, 2016 and the years ended December 31, 2015, December 31, 2014 and December 31, 2013